Exhibit 10.5

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is dated and entered into as of May 17, 2017 by and between PhotoMedex, Inc., a corporation organized under the laws of the State of Nevada (the “Company”), and Suneet Singal (the “Executive”).

WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, in each case on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Term of Employment. Subject to the provisions of Section 5 of this Agreement, the Executive shall be employed by the Company for a period commencing on the date hereof (the “Effective Date”) and ending on the third (3rd) anniversary of the Effective Date (the “Term”). The Term shall be renewed automatically for additional one (1) year period(s) unless terminated by either the Company or the Executive in writing by notice to Executive delivered no fewer than ninety (90) days prior to expiration of the then-applicable Term.

2.             Position.

(a)           Duties. The principal duty of the Executive shall be to serve in the position of Chief Executive Officer of the Company. In such capacity, the Executive shall be responsible for the operation and management of the business of the Company, subject to the direction and control of the Board of Directors of the Company (the “Board”). All references to the “Board” in this Agreement shall include any committee of the Board (including the Compensation Committee of the Board) that has been or is in the future delegated the power of the Board to oversee and manage the compensation of the Company’s officers and employees.

(b)           Devotion of Time to Company’s Business. The Executive shall use his best efforts, skills and abilities to promote and protect the interests of the Company and devote sufficient working time and energies to the business and affairs of the Company. The Company acknowledges and agrees that the Executive has and will continue to have executive and management responsibilities to First Capital Real Estate Trust Incorporated and its subsidiaries and affiliates (collectively, “First Capital”) and that nothing in this Agreement shall be construed to restrict or otherwise affect the obligations of the Executive to First Capital. Further, notwithstanding anything to the contrary contained herein, the Executive (i) may serve on the board(s) of additional companies or organizations and receive compensation for such services rendered (ii) may engage in charitable, civic, fraternal, professional, trade association or other activities on behalf of private companies and receive compensation for such services rendered, provided that in each such case the activities engaged in by the Executive do not materially interfere with his obligations to the Company, and do not compete with the Company.

(c)           Directors and Officers Liability Insurance. During the Term and for a period of six years thereafter, the Company, or any successor to the Company resulting from a change in control, shall maintain a directors and officers liability insurance policy (or policies) in a minimum amount of $5,000,000 which shall provide comprehensive coverage to Executive.

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(d)           Best Efforts. The Executive shall use his best efforts to carry out and successfully complete the assignments, tasks and job activities required, from time to time, to be performed to carry out Executive’s duties and responsibilities during the Term. The Executive’s duties and assignments shall be undertaken at such location(s) as may be determined from time to time by the Company, but in no event shall Executive be required to perform his duties on a regular basis at any location more than 25 miles from the location where Executive regularly performs his duties for the Company immediately prior to the Effective Date.

(e)           Company Rules, Policies and Regulations. The Executive shall, at all times, conduct himself in a professional manner and adhere to the standards, ethical obligations, rules, policies, regulations and procedures of the Company which are presently in force or which may be established from time to time by the Company. Executive shall take no intentional action that violates any law, rule or regulation whatsoever while acting in his capacity as employee.

3.             Compensation and Benefits.

(a)         Compensation and Benefits. At or as soon as possible following the Effective Date, the Executive shall make a proposal to the compensation committee of the board of directors of the Company regarding the Executive’s base salary (the “Base Salary”), bonus compensation, equity compensation and any other items of compensation or remuneration.  The Executive shall also deliver to the compensation committee a report from a reputable compensation consultant that supports the Executive’s proposal for compensation in the proposed range.  Within 10 days following the receipt of such proposal and report, the compensation committee in good faith shall set the compensation for the Executive and this Agreement shall be promptly amended to reflect such compensation. Once the compensation committee has set the compensation for the Executive as aforesaid, the Company shall promptly make a lump sum payment to the Executive for compensation at that set level (less applicable deductions) for the period from the Effective Date to the last day of the Company’s payroll period immediately preceding the date the compensation is set, and the Executive will be entitled to compensation at the set rate from the first date of the each subsequent payroll period.

(b)         Withholding. All salaries, bonuses and other benefits payable to the Executive shall be subject to payroll, withholding and other taxes or deductions as may be required by law.

4.             Employee Benefits; Business Expenses.

(a)          Employee Benefits. During the Term, the Executive and his dependents shall be entitled to participate in the Company’s healthcare plans, welfare benefit plans, life insurance plans or policies, fringe benefit plans and any qualified or non-qualified retirement plans as in effect from time to time (collectively, the “Employee Benefits”), on the same basis as those benefits are made available to the other senior executives of the Company, in accordance with the Company policy as in effect from time to time and in accordance with the terms of the applicable plan documents (if any). If at any time the Company does provide a health insurance plan for which the Executive is eligible, the Executive shall be entitled to reimbursement by the Company of the cost of health insurance paid by the Executive for the Executive and his family. Any such reimbursement shall be paid to the Executive not later than March 15 of the year following the calendar year in which the Executive paid such cost. To the extent that the Company does not provide a health insurance plan for which the Executive is eligible, the Executive shall be entitled to reimbursement by the Company of the cost of health insurance paid by the Executive for the Executive and his family, which reimbursement shall be grossed-up to cover any taxes the Executive would be required to pay as the result of the Company reimbursing the Executive for the cost of the Executive’s health plan.

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(b)          Perquisites. During the Term, the Executive shall be entitled to receive such perquisites as are or have previously been made available to other senior executives of the Company in accordance with Company policies as in effect from time to time.

(c)          Expenses. The Executive shall be entitled to reimbursement for reasonable and necessary business expenses incurred by him in the performance of his duties and responsibilities hereunder, such expenses to be documented and reimbursed in accordance with the Company’s reimbursement and expenses policies as in effect from time to time.

(d)          Vacation. The Executive shall be entitled to four (4) weeks paid vacation per annum; provided, that the Executive shall be paid annually in cash for vacation days not taken by him; provided that no more than four (4) weeks of vacation may be accrued each year for purposes of such cash payments; and provided further that any such payment shall be paid to the Executive not later than March 15 of the year following the calendar year in which the unused vacation days accrued.

5.             Termination.

(a)           Definitions. For purposes of this Agreement:

(i)            “Cause” shall mean (A) the Executive’s gross negligence and/or willful misconduct (as such terms are generally understood and applied to the performance of an executive) in the performance of his material duties with respect to the Company as determined, in each case, by a court of competent jurisdiction not subject to further appeal or a final arbitration award, as provided hereunder, (B) the conviction by the Executive of a crime constituting a felony or (C) the Executive shall have committed any material act of malfeasance, disloyalty, dishonesty or breach of fiduciary duty against the Company, for which the Executive shall have a ten (10) day cure period following notice thereof from the Company (except for a conviction pursuant to subsection (B), for which there shall be no cure period).

(ii)            “Change of Control” means the occurrence of any one or more of the following events (it being agreed that, with respect to paragraphs (A) and (C) of this definition below, a “Change of Control” shall not be deemed to have occurred if the applicable third party acquiring party is an “affiliate” of the Company within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended):

(A)          An acquisition (whether directly from the Company or otherwise) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended (the “1934 Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of forty percent (40%) or more of the combined voting power of the Company’s then outstanding Voting Securities; or

(B)           The individuals who, as of the consummation of any transaction or series of related transactions described in paragraphs (A) and (C) of this definition, are members of the Board cease, by reason of transactions, to constitute at least fifty-one percent (51%) of the members of the Board; or

(C)           The consummation, in one or a series of related transactions, of:

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(I)         A merger, consolidation or reorganization involving the Company, where either or both of the events described in clauses (A) or (B) above would be the result; or

(II)        The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a subsidiary of the Company).

(iii)          “Date of Termination” shall mean the date the Notice of Termination is given to the respective party; provided, however, that with respect to a termination for Cause by the Company, the Date of Termination shall not occur prior to the expiration of any applicable cure period.

(iv)          “Disability” shall mean the Executive has become physically or mentally incapacitated and is therefore unable for a period of four (4) consecutive months to perform any of the material elements of his duties hereunder. Any question as to whether the Executive has a Disability as to which he (or his legal representative) and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Executive (or his legal representative) and the Company. If the Executive (or his legal representative) and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of whether the Executive has a Disability, as made in writing to the Company and the Executive by such physician(s), shall be final and conclusive for all purposes of this Agreement.

(v)           “Good Reason” shall mean (A) a breach by the Company of any of its material obligations or covenants or change to any of the material terms set forth in this Agreement, (B) a material reduction of the duties, responsibilities or title of the Executive, (C) the assignment to the Executive of any duties or responsibilities that are inconsistent, in any significant respect, with his position, for which the Company shall have a ten (10) day cure period following notice thereof from Executive to the Company, (D) an abandonment of, or fundamental change in, the primary business or primary products of the Company, (E) a Change of Control, but only if the Executive’s termination occurs within twelve (12) months after the occurrence of such Change of Control.

(vi)          “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated, and shall be communicated, in writing, to the other party hereto in accordance with the provisions of Section 6(g) hereof.

(b)           By the Company for Cause or by the Executive Without Good Reason.

(i)            The Term and the Executive’s employment hereunder may be terminated by the Company for Cause, immediately upon the delivery of a Notice of Termination by the Company to the Executive (except where the Executive is entitled to a cure period hereunder, in which case such Date of Termination shall be upon the expiration of such cure period if such matter constituting Cause is not cured) and shall terminate automatically upon the Executive’s resignation (other than for Good Reason or due to the Executive’s death or Disability).

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(ii)          If the Executive’s employment is terminated by the Company for Cause, or if the Executive resigns other than for Good Reason, the Executive shall be entitled to receive:

(A)          any earned but unpaid Base Salary and/or accrued but unused vacation, all vested equity, and any earned but unpaid bonus awards through the Date of Termination,

(B)          reimbursement for any unreimbursed business expenses incurred by the Executive in accordance with the Company’s policy prior to the Date of Termination (with such reimbursements to be paid promptly after the Executive provides the Company with the necessary documentation of such expenses to the extent required by such policy but in no event later than the end of the second calendar month following the year in which the Date of Termination occurred), and

(C)          such Employee Benefits, if any, as to which he may be entitled upon termination of employment under the terms of the plan documents and applicable law (including under the applicable provisions of Consolidated Omnibus Budget Reconciliation Act of 1985, as amended).

Following the Executive’s termination of employment by the Company for Cause or if he resigns other than for Good Reason, except as set forth above or as required by applicable law, the Executive shall have no further rights to any compensation or any other benefits or perquisites under this Agreement and all unvested option or restricted stock grant awards shall immediately be cancelled without the need for any action by the Company.

(c)           By the Company Other Than for Cause or by the Executive for Good Reason.

(i)           The Term and the Executive’s employment hereunder may be terminated by the Company other than for Cause, immediately upon the delivery of a Notice of Termination by the Company to the Executive and shall terminate automatically and immediately upon the Executive’s resignation for Good Reason at the end of any applicable cure period if the circumstances giving rise to Good Reason are not cured.

(ii)           If the Executive’s employment is terminated by the Company other than for Cause, or if the Executive resigns for Good Reason, the Executive shall receive and the Company shall pay to Executive on the Date of Termination:

(A)          any earned but unpaid Base Salary and/or accrued but unused vacation, all vested equity, and any earned but unpaid bonus awards through the Date of Termination, plus an additional twelve (12) months of Annual Compensation (other than the case of a Change of Control, in which case the payment shall be an additional eighteen (18) months of Annual Compensation), together in a lump sum payment;

(B)          acceleration of any then-unvested stock options, restricted stock grants or other equity awards;

(C)          payment or reimbursement, as applicable, of the full health insurance costs for the Executive and his family under a Company-provided group health plan or otherwise for twenty-four (24) months following termination by the Company other than for Cause or resignation by Executive for Good Reason, provided that any such payment or reimbursement which constitutes deferred compensation under Section 409A shall be made annually within thirty (30) days after the end of the calendar year in which the health insurance costs were incurred;

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(D)          in the event any bonus or other form of additional compensation is paid to any other executive(s) of the Company for the fiscal year during which Executive’s employment ceased pursuant to this Section 5(c), a cash amount equal to the largest bonus or other form of additional compensation payment made by the Company to any other executive of the Company during such fiscal year, provided that in the event such bonus or other form of compensation is not ascertainable on the Date of Termination, such payment shall be made no later than March 15 of the year following the calendar year in which the Date of Termination occurred;

(E)           reimbursement for any accrued but unused vacation days and/or unreimbursed business expenses incurred by the Executive in accordance with the Company’s policy prior to the Date of Termination (with such reimbursements to be paid promptly after the Executive provides the Company with the necessary documentation of such expenses to the extent required by such policy but in no event later than the end of the second calendar month following the year in which the Date of Termination occurred); and

(F)           such other Employee Benefits, if any, as to which he may be entitled upon termination of employment hereunder.

Following the Executive’s termination of employment by the Company other than for Cause or if he resigns for Good Reason, except as set forth above or as required by applicable law, the Executive shall have no further rights to any compensation or any other benefits under this Agreement. Notwithstanding the foregoing, in order to be eligible for any of the severance payments and benefits under this Section 5(c), the Executive must execute and deliver to the Company a general release in a form reasonably satisfactory to the Board. If the payments to be made under this Section 5(c) are otherwise subject to Section 409A, they shall be made, or commence to be made, on the first pay period following the date that is thirty (30) days after the Executive’s employment terminates. If the payments are not otherwise subject to Section 409A, they shall be made, or commence to be made, on the first business day after the release becomes effective. The initial payment shall include any unpaid amounts from the date the Executive’s employment terminated, subject to the Executive’s executing and delivering the release on the terms as set forth above.

(d)           Death or Disability. The Executive’s employment hereunder shall terminate upon the Executive’s death and may be terminated by the Company, within ten (10) days after the delivery of a Notice of Termination by the Company to the Executive (or his legal representative) in the event of the Executive’s Disability. Upon termination of the Executive’s employment hereunder for either Disability or death, the Executive shall be entitled to receive the same payments and other items as set forth in clause (ii) of Section 5(b) hereof, except that Executive (in case of Disability) or the estate (in the event of death) shall have the right to exercise any unexercised and vested options for a period of 90 days, and, in addition, to receive payment for accrued but unpaid vacation time, if any. Following the Executive’s termination of employment due to death or Disability, except as set forth herein or as required by applicable law, the Executive (nor his estate) shall have no further rights to any compensation or any other benefits under this Agreement.

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(e)           Payment of Amounts Owed upon Termination of Employment. Unless otherwise provided herein, any amounts payable to the Executive for earned but unpaid Base Salary and cash, equity or other bonus awards through the Date of Termination shall be paid within ten (10) business days after the Date of Termination.

6.             Miscellaneous.

(a)           Governing Law. This Agreement shall be construed and governed under and by the laws of the State of New York, without regard to the conflicts of laws principles thereof.

(b)           Arbitration of Claims. In the event of any dispute, claim, question or disagreement arising from or relating to this Agreement or the breach thereof (and except for cases in which the Company is entitled to injunctive or other equitable relief as described in Section 9 hereof), the Company and Executive agree to settle the dispute, claim, question or disagreement by arbitration before a single arbitrator in the City of New York, New York, selected by, and such arbitration to be administered by, the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each of the Company and Executive hereby agrees and acknowledges that all disputes between or among them are subject to the alternative dispute resolution procedures of this Section 6(b). Each of the Company and Executive agrees that any aspect of alternative dispute resolution not specifically covered in this Agreement shall be covered, without limitation, by the applicable AAA rules and procedures. Each of the Company and Executive further agree that any determination by the arbitrator regarding any dispute, claim, question or disagreement arising from or relating to this Agreement shall be final and binding upon the parties hereto and shall not be subject to further appeal. Each of the Company and Executive shall bear its own costs and expenses and an equal share of the arbitrator’s fees and administrative fees of arbitration; provided, however, that upon receipt of the determination by the arbitrator the prevailing party shall have all reasonable out-of-pocket fees and expenses reimbursed promptly (in all events within 10 calendar days following delivery to both parties of the arbitrator’s decision) by the non-prevailing party in any such dispute.

(c)           Entire Agreement; Amendments. This Agreement sets forth the entire understanding of the parties concerning the subject matter of this Agreement and incorporates all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein. The publication, amendment, supplementation or replacement of an employee handbook by the Company shall not be deemed to alter, amend or modify the terms and conditions of this Agreement. No alteration, amendment, change or addition to this Agreement shall be binding upon any party unless in writing and signed by the party to be charged. No purported waiver by any party of any default by another party of any term or provision contained herein shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by the waiving party. No such waiver shall in any event be deemed a waiver of any subsequent default under the same or any other term or provision contained herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

(d)           No Waiver. No waiver of any of the provisions of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or be construed as a further, continuing or subsequent waiver of any such provision or as a waiver of any other provision of this Agreement. No failure to exercise and no delay in exercising any right, remedy or power hereunder will preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.

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(e)           Severability. If any term or provisions of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances, other than those as to which it is held invalid, shall both be unaffected thereby and each term or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

(f)            Assignment. This Agreement, and the Executive’s rights and duties hereunder, shall not be assignable or delegable by the Executive; provided, however, that if the Executive shall die, all amounts then payable to the Executive hereunder shall be paid in accordance with the terms of this Agreement to the Executive’s devisee, legatee or other designee or, if there be no such devisee, legatee or designee, to his estate. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such affiliate or successor person or entity.

(g)           Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or internationally recognized courier service addressed to the respective addresses set forth below in this Agreement, or via facsimile or email transmission to the number or email address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company:

Board of Directors

PhotoMedex, Inc.

2300 Computer Drive, Building G

Willow Grove, PA 19090

Attention: Dr. Dolev Rafaeli

If to the Executive:

Suneet Singal

_______________

_______________

(h)          Prior Agreements. This Agreement supersedes all prior agreements and understandings (including verbal agreements) between the Executive and the Company regarding the terms and conditions of the Executive’s employment with the Company.

(i)            Cooperation. The Executive shall provide his reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during the Executive’s employment hereunder, but only to the extent the Company requests such cooperation with reasonable advance notice to the Executive and in respect of such periods of time as shall not unreasonably interfere with the Executive’s ability to perform his duties with any subsequent employer; provided, however, the Company shall pay any reasonable travel, lodging and related expenses that the Executive may incur in connection with providing all such cooperation, to the extent approved by the Company prior to incurring such expenses.

(j)            Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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(k)           Section 409A.

(i)            The parties intend that the payments and benefits provided for in this Agreement either be exempt from Section 409A, or be provided in a manner that complies with Section 409A and any ambiguity herein shall be interpreted so as to be consistent with the intent of this paragraph. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Executive by Section 409A or damages for failing to comply with Section 409A. Notwithstanding anything contained herein to the contrary, all payments and benefits which are payable upon a termination of employment hereunder shall be paid or provided only upon those terminations of employment that constitute a “separation from service” from the Company within the meaning of Section 409A (determined after applying the presumptions set forth in Treas. Reg. Section 1.409A-1(h)(1)). Further, if the Executive is a “specified employee” as such term is defined under Section 409A at the time of a termination of employment and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated recognition of income or additional tax under Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in payments or benefits ultimately paid or provided to the Executive) until the date that is at least six (6) months following the Executive’s termination of employment with the Company (or the earliest date permitted under Section 409A, e.g., immediately upon the Executive’s death), whereupon the Company will promptly pay the Executive a lump-sum amount equal to the cumulative amounts that would have otherwise been previously paid to the Executive under this Agreement during the period in which such payments or benefits were deferred. Thereafter, payments will resume in accordance with this Agreement.

(ii)           Notwithstanding anything to the contrary in this Agreement, in-kind benefits and reimbursements provided hereunder during any calendar year shall not affect in-kind benefits or reimbursements to be provided in any other calendar year, other than an arrangement providing for the reimbursement of medical expenses referred to in Section 105(b) of the Code, and are not subject to liquidation or exchange for another benefit. Notwithstanding anything to the contrary in this Agreement, reimbursement requests must be timely submitted by the Executive and, if timely submitted, reimbursement payments shall be promptly made to the Executive following such submission, but in no event later than December 31st of the calendar year following the calendar year in which the expense was incurred. In no event shall the Executive be entitled to any reimbursement payments after December 31st of the calendar year following the calendar year in which the expense was incurred. This paragraph shall only apply to in-kind benefits and reimbursements that would result in taxable compensation income to the Executive.

(iii)         Additionally, in the event that following the date hereof the Company or the Executive reasonably determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company and the Executive shall work together to adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other commercially reasonable actions necessary or appropriate to (x) exempt the compensation and benefits payable under this Agreement from Section 409A and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement or (y) comply with the requirements of Section 409A.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PHOTOMEDEX, INC.

By:	/s/ Dolev Rafaeli
	Name:	Dolev Rafaeli
	Title:	Chief Executive Officer

EXECUTIVE:

/s/ Suneet Singal
Suneet Singal

[Signature Page to Employment Agreement – Suneet Singal]

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